UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 29, 2011
TRIPLE-S MANAGEMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico (State or Other Jurisdiction of Incorporation)	001-33865 (Commission File Number)	66-0555678 (IRS Employer Identification No.)
Registrant’s telephone number, including area code: 787-749-4949
1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920
(Address of Principal Executive Offices and Zip Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
SIGNATURES

Item 5.07.	Submission of Matters to a Vote of Security Holders.
Note: This Amendment No. 1 to the Current Report on Form 8-K dated May 3, 2011, is made to correct an inadvertent typographical error in the date of the annual meeting on which the term of the elected directors will end.
At the Annual Meeting of Shareholders of Triple-S Management Corporation (the “Company”), held on April 29, 2011 (the “Annual Meeting”), the proposals listed below were submitted to a vote of the shareholders. The proposals are described in the Company’s definitive proxy statement for the Annual Meeting. Each of the proposals was approved by the shareholders pursuant to the voting results set forth below.
Proposal 1 — Election of directors
The three nominees named in the definitive proxy statement were elected to serve as Group 1 directors until the 2014 annual meeting or until his/her successor is elected or qualified. Information as to the vote on each director standing for election is provided below:

	For	Against	Abstain
Adamina Soto-Martínez	16,660,588	220,805	152,781
Jorge L. Fuentes-Benejam	16,753,605	162,412	118,157
Francisco Toñarely-Barreto	16,522,978	298,547	212,649
Each director also received 1,561,502 broker non-votes. Broker non-votes and abstentions did not have an effect on the vote because such shares are not considered votes cast.
Proposal 2 —Ratification of the selection of the independent registered public accounting firm
The voting results were as follows. There were no broker non-votes.

For	Against	Abstain
18,370,365	125,434	99,877
Proposal 3 —Advisory vote on the compensation of our named executive officers
The voting results were as follows.

For	Against	Abstain
16,431,745	376,530	225,899
There were 1,561,502 broker non-votes.
Proposal 4 —Advisory vote on the frequency of an advisory vote on the compensation of our named executive officers
The voting results were as follows.

1 Year	2 Years	3 Years	Abstain
11,930,782	397,147	4,508,184	198,061
There were 1,561,502 broker non-votes.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPLE-S MANAGEMENT CORPORATION

Date: May 5, 2011	By:	/s/ Ramón M. Ruiz-Comas

Name: Ramón M. Ruiz-Comas
Title: President & Chief Executive Officer